UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2010

Dean Foods Company

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12755	75-2559681
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2711 North Haskell Avenue, Suite 3400 Dallas, TX	75204
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 303-3400

2515 McKinney Avenue, Suite 1200

Dallas, TX 75201

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendments to Credit Agreement

On June 30, 2010, Dean Foods Company (the “Company”) entered into an Amendment and Restatement Agreement (the “Restatement Agreement”) by and among the Company; the financial institutions consenting to the Restatement Agreement; and JPMorgan Chase Bank, National Association, in its capacity as administrative agent for the lenders (the “Administrative Agent”) under the Company’s Amended and Restated Credit Agreement dated as of April 2, 2007 by and among the Company, the lenders party thereto and the Administrative Agent (the “Existing Agreement”). The Restatement Agreement amends and restates the Existing Agreement.

In connection with the execution of the Restatement Agreement, those lenders consenting to the Restatement Agreement, which hold loans in an aggregate principal amount of approximately $2.4 billion, received extension fees from the Company in an aggregate amount of approximately $20 million. These lenders also agreed to modified pricing and maturity loan terms in respect of the Existing Agreement, including:

•

an extension of the maturity date from April 2, 2012 to April 2, 2014 for an aggregate principal amount of approximately $1.3 billion of the revolving credit facility (the “Extended Revolving Credit Facility”) and an aggregate principal amount of approximately $1.1 billion of the tranche A term loan facility (the “Extended Tranche A Term Loan”);

•

an extension of the maturity date from April 2, 2014 to April 2, 2016 for an aggregate principal amount of approximately $492 million of the tranche B term loan facility (the “2016 Extended Tranche B Term Loan”);

•

an extension of the maturity date from April 2, 2014 to April 2, 2017 for an aggregate principal amount of approximately $561 million of the tranche B term loan facility (the “2017 Extended Tranche B Term Loan”), subject to the condition that the Company meet certain leverage, debt, cash or credit rating tests following December 31, 2015, and provided that if at least one of these tests is not met, the maturity date of the 2017 Extended Tranche B Term Loan will be April 2, 2016;

•	a revised schedule of amortization for the Extended Tranche A Term Loan, the 2016 Extended Tranche B Term Loan and the 2017 Extended Tranche B Term Loan;

•

an increase of the undrawn cost of the Extended Revolving Credit Facility from 15 basis points to 50 basis points and an increase of the drawn cost from LIBOR plus 75 basis points to LIBOR plus 300 basis points, subject to a performance-based pricing grid, for the Extended Revolving Credit Facility and the Extended Tranche A Term Loan;

•	an increase of the drawn cost from LIBOR plus 137.5 basis points to LIBOR plus 300 basis points for the 2016 Extended Tranche B Term Loan, subject to a performance-based pricing grid; and

•	an increase of the drawn cost from LIBOR plus 137.5 basis points to LIBOR plus 325 basis points for the 2017 Extended Tranche B Term Loan, subject to a performance-based pricing grid.

Loans held by lenders not agreeing to extend their loans pursuant to the Restatement Agreement, in an aggregate principal amount of approximately $225 million in respect of the revolving credit facility, $175 million in respect of the tranche A term loan facility and $692 million in respect of the tranche B term loan facility, will continue at their existing pricing and maturity.

In addition, the following modified loan terms will apply to all lenders under the Credit Agreement:

•

amendment of the maximum leverage ratio covenant to permit a maximum leverage ratio of 5.50x from June 30, 2010 to March 31, 2011; 5.00x from June 30, 2011 to September 30, 2012; and 4.50x from December 31, 2012 through the maturity dates; and

•	amendment of certain other terms, including, but not limited to, leverage-based limitations on the payment of dividends and other restricted payments, acquisitions and prepayments of unsecured debt.

The description of the Restatement Agreement is qualified in its entirety by reference to the full text of the Restatement Agreement, which is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Amendments to Receivables Purchase Agreement

On June 30, 2010 (the “Effective Date”), the Company entered into Amendment Number 10 (the “Tenth Amendment”) to the Receivables Purchase Agreement and Reaffirmation of Performance Undertaking by and among (1) Dairy Group Receivables, L.P., Dairy Group Receivables II, L.P., Morningstar Receivables, L.P., and WhiteWave Receivables, L.P., as sellers, all of which are subsidiaries of the Company, (2) the financial institutions that are party to the Fifth Amended and Restated Receivables Purchase Agreement (the “Receivables Purchase Agreement”), as amended by the Tenth Amendment, (3) the companies that are party to the Receivables Purchase Agreement, as amended by the Tenth Amendment, (4) JPMorgan Chase Bank, N.A., as agent, (5) the Company, as provider of certain performance undertakings on behalf of its subsidiaries, and (6) each of the Company’s subsidiaries that are party to the Receivables Purchase Agreement, as amended by the Tenth Amendment, as servicers.

Pursuant to Tenth Amendment, the liquidity termination date was extended to June 29, 2011, which date may be extended by mutual consent of the parties for an additional 364 days pursuant to the terms of the Receivables Purchase Agreement.

In addition, the following loan terms were modified:

•

amendment of the maximum leverage ratio covenant to permit a maximum leverage ratio of 5.50x from June 30, 2010 to March 31, 2011; 5.00x from June 30, 2011 to September 30, 2012; and 4.50x from December 31, 2012 through the maturity dates; and

•	amendment of certain other terms, including, but not limited to, changes in the maximum purchase interest percentage and loss reserve floor.

The description of the Tenth Amendment is qualified in its entirety by reference to the full text of the Tenth Amendment, which is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Amendment and Restatement Agreement by and among Dean Foods Company; the financial institutions listed on the signature pages thereof; and JPMorgan Chase Bank, National Association, in its capacity as Administrative Agent.

99.2	Amendment No. 10 to Fifth Amended and Restated Receivables Purchase Agreement and Reaffirmation of Performance Undertaking.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2010	DEAN FOODS COMPANY

	By:	/S/ STEVEN J. KEMPS
	Name:	Steven J. Kemps
	Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Amendment and Restatement Agreement by and among Dean Foods Company; the financial institutions listed on the signature pages thereof; and JPMorgan Chase Bank, National Association, in its capacity as Administrative Agent.

99.2	Amendment No. 10 to Fifth Amended and Restated Receivables Purchase Agreement and Reaffirmation of Performance Undertaking.